O'MELVENY & MYERS LLP
BEIJING BRUSSELS CENTURY CITY HONG KONG LONDON NEWPORT BEACH NEW YORK	400 South Hope Street Los Angeles, California 90071-2899 TELEPHONE (213) 430-6000 FACSIMILE (213) 430-6407 www.omm.com	SAN FRANCISCO SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

July 1, 2010

Capital Income Builder
333 South Hope Street
Los Angeles, California 90071

Dear Ladies and Gentlemen:

At your request, we have examined your Registration Statement on Form N-1A and the related Post-Effective Amendment No. 32 filed by you (the “Fund”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an unlimited number of shares of beneficial interest, no par value, of the Fund, designated as: Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares (collectively, the “Classes of Shares”).  For purposes of this opinion, we have also reviewed the following documents: (i) a copy of the Agreement and Declaration of Trust of the Fund and all supplements to, and amendments or restatements thereof (the “Trust Agreement”), (ii) a copy of the Certificate of Trust of the Fund as amended by all Certificates of Amendment or other supplements thereto, (iii) a copy of the By-laws of the Fund and all supplements to, and amendments or restatements thereof, and (iv) the Resolutions of the Board of Trustees of the Fund relating to (a) the plan of reorganization of the Fund from a Delaware corporation into a Delaware statutory trust and (b) the authorization, issuance and sale of the Classes of Shares.  We are familiar with the proceedings you have taken in connection with the authorization, issuance and sale of the Classes of Shares.

Based solely upon a review of your above mentioned records, the completeness and accuracy of which have been certified to us by you, which certification we have relied upon without any investigation with respect to the truth and accuracy thereof, and upon our knowledge of your activities, it is our opinion that the Classes of Shares upon issuance and sale in the manner described in the Registration Statement will constitute validly issued units of beneficial interest of the Fund which, under the Fund’s Trust Agreement, are deemed to be fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Respectfully submitted,

/s/ O'MELVENY & MYERS LLP
O'MELVENY & MYERS LLP